Execution Version
THIRD AMENDMENT TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
THIS THIRD AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT dated as of January 25, 2021 (this “Amendment”), is made by and among MGP Ingredients, Inc., a Kansas corporation (the “Company”), and the holders of Notes (as defined in the below described Note Agreement) (the “Noteholders”) listed on the signature pages hereto.
PRELIMINARY STATEMENTS:
(1)The Company and the Noteholders are parties to a Note Purchase and Private Shelf Agreement dated as of August 23, 2017 (as amended by the First Amendment to Note Purchase and Private Shelf Agreement dated as of February 14, 2020, and the Second Amendment to Note Purchase and Private Shelf Agreement dated as of September 30, 2020, the “Note Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Note Agreement); and
(2)The Company has requested and the Noteholders have agreed to amend the Note Agreement as set forth in this Amendment in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Amendments to Note Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, effective as of the Luxco Merger Date, the Company and the Noteholders hereby agree:
(a)Section 10.2 is hereby amended by (i) deleting the text “and” at the end of clause (m) thereof, (ii) replacing the text “.” at the end of clause (n) thereof with the text “; and” and (iii) adding a new clause (o) at the end thereof to read in its entirety as follows: “Acquired Luxco Debt.”
(b)Section 10.3 is hereby amended by (i) deleting the text “and” at the end of clause (g) thereof, (ii) replacing the text “.” at the end of clause (h) thereof with the text “; and”, (iii) adding a new clause (i) at the end thereof to read in its entirety as follows: “Acquired Luxco Liens.”, and (iv) replacing the final paragraph thereof with the following paragraph:
“Notwithstanding anything to the contrary in this Agreement, the Company shall not, nor shall it permit any Subsidiary to, mortgage, pledge, grant or permit to exist a security interest in, or other Lien upon, any of its real property now owned or hereafter acquired, except (v) Permitted Encumbrances, (w) any Lien that is existing on the date of this Agreement and set forth on Schedule 10.3, (x) to the extent constituting a Lien, any lease of any Permitted Real Estate, (y) any
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lease of or Lien upon any IRB Property, in each case in connection with any Permitted IRB Financings or Permitted Refinancings thereof, and (z) Acquired Luxco Liens.”
(c)Section 10.6 is hereby amended by (i) deleting the text “and” at the end of clause (m) thereof, (ii) replacing the text “.” at the end of clause (n) thereof with the text “; and” and (iii) adding a new clause (o) at the end thereof to read in its entirety as follows: “Permitted Foreign Subsidiary Investments.”
(d)Section 10.9(i) is hereby amended by adding the text “or with respect to property acquired in the Luxco Merger that are subject to Acquired Luxco Liens, pursuant to restrictions imposed by the Acquired Luxco Debt,” immediately after the text “pursuant to Permitted IRB Financings,”.
(e)Schedule A - Defined Terms is hereby amended by adding the following definitions where alphabetically appropriate:
““Acquired Luxco Debt” means the following:
(a)(i) up to 8,000,000 British Pounds Sterling in aggregate outstanding principal amount of Indebtedness of Niche Drinks Co., Ltd. due the Bank of Ireland (UK) Plc and/or The Governor and Company of the Bank of Ireland under financing agreements in effect on the Luxco Merger Date or amended from time to time, and (ii) any guaranty, comfort letter or similar assurance of payment or performance provided by the Company or any Subsidiary of the Company in connection with such Indebtedness of Niche Drinks Co. Ltd., provided that any such guaranty, comfort letter or assurance of payment or performance is unsecured;
(b) to the extent constituting Indebtedness, (i) Indebtedness of Luxco, Inc. to BMO Harris Bank National Association in an aggregate principal amount not to exceed $3,422,200 at any time outstanding in the form of a U.S. Small Business Administration paycheck protection loan, and (ii) Indebtedness of Lux Row Distillers LLC to BMO Harris Bank National Association in an aggregate principal amount not to exceed $324,250 at any time outstanding in the form of a similar paycheck protection loan, so long as (A) to the Company’s knowledge, the makers of such paycheck protection loans have applied for forgiveness thereof in accordance with applicable governmental regulations and (B) on the Luxco Merger Date, the Company will cause an amount equal to not less than the then outstanding principal balance of each such paycheck protection loan to be deposited in deposit accounts (one for each such paycheck protection loan) in the name of Luxco, Inc. (or Lux Row Distillers LLC, as applicable) with BMO Harris Bank National Association (each, a “PPP Deposit Account”) pursuant to agreements (one for each such paycheck protection
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loan) to be entered into among Luxco, Inc. (or Lux Row Distillers LLC, as applicable), BMO Harris Bank National Association and the Sellers’ Representative referred to in the definition of Luxco Merger herein, whereby, with respect to each such PPP Deposit Account, (I) Luxco, Inc. (or Lux Row Distillers LLC, as applicable) shall grant to BMO Harris Bank National Association a security interest in such PPP Deposit Account as security for Luxco, Inc.’s (or Lux Row Distillers LLC's, as applicable) obligations to BMO Harris Bank National Association with respect to the related paycheck protection loan, (II) BMO Harris Bank National Association may at any time transfer the balance in such PPP Deposit Account into the name of BMO Harris Bank National Association or its nominee or nominees, (III) if the related paycheck protection loan is forgiven in accordance with applicable governmental regulations (as evidenced by the U.S. Small Business Administration remitting funds to BMO Harris Bank National Association in full satisfaction of the related paycheck protection loan), the balance in such PPP Deposit Account is to be remitted as directed by such Sellers’ Representative, and (IV) if the applicable paycheck protection loan is not so forgiven, BMO Harris Bank National Association is to apply the balance in such PPP Deposit Account to the extent necessary to repay the related paycheck protection loan in its entirety;
(c) the following Indebtedness: (i) Indebtedness of Limestone Branch Distillery, LLC to the Marion County Industrial Foundation, Inc., or its assigns, pursuant to agreements as in effect on the Luxco Merger Date or as amended from time to time, in an aggregate principal amount not to exceed $252,000 at any time outstanding, relating to the acquisition of certain equipment; and (ii) Indebtedness of Limestone Branch Distillery, LLC to the Lincoln Trail Area Development District, or its assigns, pursuant to agreements as in effect on the Luxco Merger Date or as amended from time to time, in an aggregate principal amount not to exceed $37,859 at any time outstanding, relating to the acquisition of certain equipment;
(d) to the extent constituting Indebtedness, obligations existing on the Luxco Merger Date that are arising under any operating leases, finance leases or similar arrangements relating to any equipment or other assets acquired in connection with the Luxco Merger, provided that such leases or similar arrangements were not entered into in contemplation of the Luxco Merger;
(e) to the extent constituting Indebtedness, amounts owing by Luxco Drinks Limited or its affiliates in connection with its acquisition of the assets or equity interests of Niche Drinks Co., Ltd. in an aggregate
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principal amount not to exceed 1,801,322 British Pounds Sterling at any time outstanding;
(f) to the extent the same does not constitute a Permitted IRB Financing, amounts payable by LFL LLC in connection with the issuance of industrial revenue bonds by the County of Nelson, Kentucky, as issuer, in an aggregate principal amount not to exceed $35,000,000, which industrial revenue bonds have been purchased in their entirety by LRD Holdings LLC, as bond purchaser, and which payment obligations of LFL LLC are evidenced or secured by a lease agreement between the County of Nelson, Kentucky, as issuer and lessor, and LFL LLC, as lessee, and a mortgage from the County of Nelson, Kentucky, as issuer and mortgagor, to LRD Holdings, LLC, as bond purchaser and mortgagee, provided that such industrial revenue bonds continue to be owned in their entirety by a Note Party;
(g) an amount, not to exceed $630,049, due New Hope Spirits, LLC or its assigns in connection with the purchase of the remaining Equity Interests of Limestone Branch Distillery, LLC not owned by the Company or its Subsidiaries on the Luxco Merger Date; and
(h) Permitted Refinancings of Indebtedness outstanding pursuant to clauses (a), (c), (d), (e), (f) or (g) of this definition.
““Acquired Luxco Liens” means the following:
(a)Liens on assets of Niche Drinks Co., Ltd. to the extent such Liens secure Indebtedness or other obligations described in clause (a) of the definition of Acquired Luxco Debt or any Permitted Refinancings thereof;
(b)to the extent constituting Liens, any security interest or other rights of BMO Harris Bank National Association as escrow agent and/or the Sellers’ Representative referred to in clause (b) of the definition of Acquired Luxco Debt with respect to the PPP Deposit Accounts described in such clause (b);
(c)Liens on equipment or other assets of Limestone Branch Distillery, LLC to the extent such Liens secure Indebtedness or other obligations described in clause (c) of the definition of Acquired Luxco Debt or any Permitted Refinancings thereof; provided that such Liens encumber only the equipment or other assets originally encumbered by such Indebtedness or other obligations;
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(d)to the extent constituting Liens, the rights of the lessors or equipment financers or their respective assigns with respect to the equipment or other assets leased or financed pursuant to the Indebtedness or other obligations described in clause (d) of the definition of Acquired Luxco Debt; provided that such Liens do not extend to any other assets; and
(e)to the extent constituting Liens, the rights of the County of Nelson, Kentucky and/or LRD Holdings LLC with respect to the real property or other assets leased and/or mortgaged in connection with the industrial revenue bonds described in clause (f) of the definition of Acquired Luxco Debt.”
““Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.”
““Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.”
““Luxco Companies” means (a) Luxco Group Holdings, Inc., a Delaware corporation, (b) LRD Holdings LLC, a Delaware limited liability company, (c) LDL Holdings DE, LLC, a Delaware limited liability company, and (d) KY Limestone Holdings LLC, a Delaware limited liability company.”
““Luxco Merger” means the Company’s acquisition of the equity interests of the Luxco Companies in accordance with the Agreement and Plan of Merger to be entered into among (a) the Company, (b) the Luxco Companies, (c) Donn Lux, as Sellers’ Representative, (d) a Delaware corporation to be formed by one or more of the Luxco Sellers, and (e) upon signing a joinder agreement, the Luxco Sellers.”
““Luxco Merger Date” means the date on which the Luxco Merger is consummated.”
““Luxco Sellers” means Luxco 2017 Irrevocable Trust dated June 19, 2017, Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux dated September 16, 2017 Andrew Broddon Lux Luxco Irrevocable Trust dated July 30, 2012, Philip Donn Lux Luxco Irrevocable Trust dated July 30, 2012, Caroline L. Kaplan Revocable Trust dated December 16, 2009, Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan dated September 16, 2005, Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux dated September 16, 2005, CNL 2013 Irrevocable Trust dated April 2, 2013, Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux dated September 16, 2005, and Lux Children Irrevocable Trust dated May 24, 2012.”
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““Permitted Foreign Subsidiary Investments” means Investments in any Foreign Subsidiary that is not a Note Party; provided that (a) no Event of Default exists at the time of such Investment or would result therefrom, and (b) the aggregate amount of such Investments in Foreign Subsidiaries does not exceed $50,000,000 at any time outstanding.”
SECTION 2.Conditions to Effectiveness
. This Amendment shall become effective on and as of the date first above written upon the satisfaction of the following conditions:
(i)    the Noteholders (or their counsel) shall have received the following:
a.counterparts of this Amendment duly executed by the Company and the Noteholders;
b.a written ratification in the form attached hereto, duly executed by each Guarantor, whereby each Guarantor ratifies, confirms and agrees that, following the effectiveness of this Amendment and the transactions contemplated hereunder, the Guaranty Agreement and each Guarantor’s obligations thereunder shall remain in full force and effect;
c. an executed copy of an amendment to the Credit Agreement, duly executed and delivered by the parties thereto and in form and substance satisfactory to the Noteholders, together with evidence satisfactory to the Noteholders that the conditions precedent to the effectiveness thereof have been, or will be, satisfied on or before the date first above written;
d. such other documents and certificates as any Noteholder or its counsel may reasonably request relating to the organization, existence and good standing of the Company and the Guarantors, the authorization of this Amendment and any other legal matters relating to the Company or any Guarantor or the transactions contemplated hereby;
(ii)no Default or Event of Default shall have occurred and be continuing before, or shall occur or exist immediately after, giving effect to this Amendment;
(iii)both immediately before and after giving effect to this Amendment, the representations and warranties of the Company in Section 3 of this Amendment shall be true and correct as of the date hereof; and
(iv)all fees and expenses of counsel to the Noteholders estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
SECTION 3.Representations and Warranties
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: To induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants as follows:
(v)    (i) this Amendment has been duly executed and delivered on behalf of the Company, (ii) the execution and delivery by the Company, and the performance of its obligations under, this Amendment (A) have been duly authorized by all necessary corporate action on the part of the Company and (B) will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected (including any Material Contract then in effect, but excluding any Lien created pursuant to a Security Document), (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, and (iii) this Amendment constitutes the legal valid and binding obligation of the Company in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(vi)    no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment;
(vii)since December 31, 2019, there has been no event or circumstance that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(viii)the representations and warranties made by the Company contained in the Note Agreement, and the representations and warranties made by each Note Party in each other Note Document are true and correct on and as of the date hereof as though made as of the date hereof, except for such representations and warranties (i) as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct as of such specific date, and (ii) as are no longer true and correct on the date hereof solely as a result of a transaction occurring after the Series A Closing Day and that was made in compliance with the provisions of the Note Agreement; and
(ix) as of the date hereof, both before and immediately after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.
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SECTION 4.Effect on the Note Agreement.
(x)    Each Note Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Amendment, each reference in each of the Note Documents to the Note Agreement or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement after giving effect to this Amendment.
(b)        The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, consent, modification or waiver of any term or condition of, or right, power or remedy of any Noteholder under, any of the Note Documents.
(c)        Each party hereto hereby agrees that this Amendment shall be a “Note Document”.
SECTION 5.Costs, Expenses
. The Company agrees to pay all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and expenses of counsel for the Noteholders) in accordance with the terms of Section 15.1 of the Note Agreement.
SECTION 6.Execution in Counterparts
. This Amendment may be executed (including by electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.Governing Law
. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.
COMPANY:
MGP INGREDIENTS, INC.

By:    /s/ Brandon Gall
Name: Brandon Gall
Title: CFO

NOTEHOLDERS:
57559271    Signature Page to
Third Amendment to
Note Purchase and Private Shelf Agreement

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:    /s/ Jason Hartman
    Second Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:     Prudential Investment Management Japan Co., Ltd., as Investment Manager
By:     PGIM, Inc., as Sub-Adviser

    By:     /s/ Jason Hartman
        Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By: PGIM, Inc., as investment manager

By:     /s/ Jason Hartman
    Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its General Partner)

    By:     /s/ Jason Hartman
        Vice President

57559271    Signature Page to
Third Amendment to
Note Purchase and Private Shelf Agreement

    Guarantor Ratification

Each of the undersigned hereby ratifies and affirms its obligations, and confirms its continued liability, under the Guaranty Agreement and each other Note Document to which it is a party, and agrees that the Guaranty Agreement and each other such Note Document is and shall remain in full force and effect in all respects after giving effect to the Third Amendment to Note Purchase and Private Shelf Agreement dated as of January 25, 2021 (the “Amendment”), by and among MGP Ingredients, Inc., a Kansas corporation, and the financial institutions on the signature pages thereto (collectively, the “Noteholders”), and shall continue to exist and apply to all of the Guaranteed Obligations (as defined in the Guaranty Agreement), including as such Guaranteed Obligations may be increased as a result of the Amendment. The foregoing ratification and affirmation is in addition to and shall not limit, derogate from or otherwise affect any provisions of the Guaranty Agreement. From and after the effectiveness of the Amendment, each reference in the Guaranty Agreement and the other documents delivered in connection therewith, to the Note Agreement or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement after giving effect to the Amendment. Capitalized terms not otherwise defined herein shall have the same meanings as used in the Amendment. Each party hereto hereby agrees that this Guarantor Ratification shall be a “Note Document”.

This Guarantor Ratification may be executed (including by electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system) in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Guarantor Ratification by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Guarantor Ratification.
THIS GUARANTOR RATIFICATION SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Signature Pages Follow]

57559271

GUARANTORS:
MGPI PROCESSING, INC.

By:/s/ Brandon Gall
Name: Brandon Gall
Title:     CFO

MGPI PIPELINE, INC.

By:/s/ Brandon Gall
Name: Brandon Gall
Title:     CFO

MGPI OF INDIANA, LLC

By:/s/ Brandon Gall
Name: Brandon Gall
Title:     CFO

57559271    Guarantor Ratification of Third Amendment to
Note Purchase and Private Shelf Agreement